Exhibit 2.1

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (this “Agreement”) is made as of the 18th day of August, 2020, by and among INTERNATIONAL DISPLAY ADVERTISING, INC., a Nevada corporation (“IDAD”), IR-Med, Ltd., a company organized under the Laws of the State of Israel (“IR-Med”) and the undersigned security holders of IR-Med as listed in Exhibit A hereto (the “IR-Med Shareholders”). For purposes of this Agreement IDAD, IR-Med, and the IR-Med Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, all IR-Med Shareholders hold in the aggregate 3,609,761 ordinary shares of IR-Med nominal value NIS 0.01 per share (the “IR-Med Shares”), representing all of the issued and outstanding shares of IR-Med on a fully-diluted basis;

WHEREAS , the IR-Med Shareholders and IR-Med believe it is in their respective best interests for the IR-Med Shareholders to exchange, the IR-Med Shares for 31,043,945 shares of IDAD Company common stock, par value $0.001 per share (the “IDAD Exchange Shares”); and, IDAD believes it is in its best interest and the best interest of its stockholders for IDAD to acquire the IR-Med Shares in exchange for the issuance of the IDAD Exchange Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”);

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”);

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) IR-Med shall become a wholly owned subsidiary of IDAD;

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference; and,

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements the Parties agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.1 Share Exchange. Subject to the terms and conditions of the Tax Ruling (as defined below) and upon the terms and subject to the conditions of this Agreement, the Israeli Companies Law 1999 and the Articles of Association of IR-Med, on the Closing Date, the IR-Med Shareholders shall assign, transfer, convey and deliver the IR-Med Shares to IDAD and, in consideration and exchange for the IR-Med Shares, IDAD shall issue, transfer, convey and deliver the IDAD Exchange Shares to the IR-Med Shareholders, in such numbers so that each of the IR-Med Shareholders shall hold its respective portion of the IDAD Exchange Shares in the amounts set forth in Exhibit A attached hereto.

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At the Closing, all of IR-Med Shareholders’ rights in the IR-Med Shares shall terminate and title, ownership and all other rights in the IR-Med Shares shall vest in IDAD. For the avoidance of any doubt, immediately upon and subject to the Share Exchange, any and all powers of attorney in respect of IR-Med Shares held by the IR-Med Shareholders prior to the Closing (as defined below) shall automatically terminate and expire and shall be of no further force and effect, without the need for any further action by IR-Med or the IR-Med Shareholders.

Upon issuance, the IDAD Shares (hereinafter the “IDAD Exchange Shares”) will be validly issued, fully paid and nonassessable and not subject to any pre-emptive or similar rights, and, subject to the Tax Ruling, the IR-Med Shareholders shall have acquired the sole legal and beneficial ownership of the IDAD Exchange Shares free and clear of all Encumbrances placed by IDAD.

Section 1.2 Share Exchange Procedure. Each IR-Med Shareholder will exchange his, her or its IR-Med Shares for such number of IDAD Exchange Shares set forth in Exhibit A attached hereto by entering such transfer to IDAD in the share register of IR Med, and through the execution of a duly executed share transfer deed for the benefit of IDAD, in proper form for transfer and with appropriate instructions to allow the transfer agent to issue certificates for the IDAD Exchange Shares to the holder thereof, in each case subject to the Tax Ruling, together with:

(a)	if the IR-Med Shareholder is not resident in the United States, a Certificate of Non-U.S. Shareholder (the “Certificate of Non-U.S. Shareholder”), a copy of which is set out in Schedule 2A,

(b)	if the IR-Med Shareholder is a resident in the United States, a Certificate of U.S. Shareholder (the “Certificate of U.S. Shareholder”), a copy of which is set out in Schedule 2B.

Section 1.3 No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificate for fractional shares of the IDAD Exchange Shares will be issued in the Share Exchange. In lieu of any such fractional shares an IR-Med Shareholder would otherwise be entitled to receive upon exchange of the IR-Med Shares pursuant to this Agreement, such IR-Med Shareholder will be entitled to have such fractional number rounded up to the nearest whole number of IDAD Exchange Shares to which it is entitled and will receive from IDAD a stock certificate representing same.

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Section 1.4 Restriction on Shares Transferred or Issued Pursuant to this Agreement. The IR-Med Shareholders acknowledge that the IDAD Exchange Shares issued pursuant to the terms and conditions set forth in this Agreement will be “restricted securities” under the Securities Act and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws. All certificates representing the IDAD Exchange Shares issued upon Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the IDAD Exchange Shares will be issued to the IR-Med Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

(a) for IR-Med Shareholders who are not United States Persons under the Securities Act

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(b ) for IR-Med Shareholders who are United States Persons under the Securities Act

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.”

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF IDAD

IDAD represents and warrants to IR-Med and to each of the IR-Med Shareholders, that the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date, except as modified or expanded by the disclosure schedules of IDAD attached to this Agreement (the “IDAD Disclosure Letter”), arranged in sections corresponding to the paragraphs in this Section, unless and to the extent that it is reasonably apparent from a reading of the disclosures that it also applies to such other paragraphs.

Section 2.1 Organization and Good Standing. IDAD is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease its properties and to carry on its business as now being conducted and as presently proposed to be conducted. IDAD is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise active in a way which makes such qualification or licensing necessary, and where the failure to be so qualified or licensed would have a Material Adverse Effect on its businesses, operations, or financial condition or be material to IDAD’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

Section 2.2 Authority; Execution and Delivery. IDAD has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery by IDAD of this Agreement has been, and the consummation of the transactions contemplated hereby, has been duly and validly authorized by all requisite corporate action on the part of IDAD. This Agreement has been duly and validly executed and delivered by IDAD. This Agreement constitutes a valid and binding obligation of IDAD enforceable against it in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

Section 2.3 No Conflict; Consents

(a) The execution, delivery and performance of this Agreement by IDAD, and the consummation by IDAD of the transactions contemplated hereby, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under (i) any provision of the certificate of formation or bylaws (or other comparable governing documents) of IDAD each as currently in effect; (ii) any of the terms, conditions or provisions of any Contract, to which IDAD is a party or by which any of its properties or assets are bound; or (iii) any Law applicable to IDAD or any of its properties or assets, other than, in the cases of clauses (ii) and (iii) above, where any such violations, breaches, defaults, or rights of termination or cancellation of obligations would not prevent or materially impair or delay IDAD’ ability to consummate the transactions contemplated hereby.

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(b) The execution, delivery and performance of this Agreement by IDAD, and the consummation by IDAD of the transactions contemplated hereby, will not require any consent, waiver, approval, authorization or other Permit of, or filing or registration with or notification to, any other person or Governmental Authority, except for such consents, waivers, approvals, authorizations, Permits, filings, registrations or notifications, if any, which, if not made or obtained by IDAD, would not prevent or materially impair or delay IDAD’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

Section 2.4 Litigation. There is no action, suit, Proceeding or investigation (“Action”) pending or, to the Knowledge of IDAD, currently threatened against IDAD or any director or officer of IDAD in such capacity, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to IDAD. IDAD is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

Section 2.5 Capitalization of IDAD.

(a) The authorized capital stock of IDAD at the Closing will consist of: (i) 250,000,000 shares of common stock, par value $0.001 (the “IDAD Common Stock”); and (ii) 100,000,000 shares of preferred stock (the “IDAD Preferred Stock” and together with IDAD Common Stock, the “IDAD Capital Stock”)), par value $0.001. As at the Closing, the issued and outstanding shares of IDAD Capital Stock and IDAD Preferred Stock, and such shares reserved for issuance, is set forth on Schedule 2.5 (i) of the IDAD Disclosure Letter.

(b) As of the Closing Date, except as set forth in Schedule 2.5 (ii) of the IDAD Disclosure Letter attached hereto, there are no outstanding (i) options, subscriptions, warrants or other rights (contingent or otherwise) to purchase or otherwise acquire any IDAD Capital Stock; or (ii) debt securities or instruments convertible into or exchangeable for IDAD Capital Stock or (iii) commitment of any kind for the issuance of additional shares or options, warrants or other securities of IDAD.

(c) Except as set forth in Schedule 2.5 (iii) of the IDAD Disclosure Letter, there are no registrations rights, and there is no voting trust, proxy, rights plan, agreement to repurchase or redeem, anti-takeover plan or other agreements or understandings to which IDAD is a party or by which IDAD is bound with respect to any equity security of IDAD.

Section 2.6 Valid Issuance of IDAD Exchange Shares. Upon the consummation of the Share Exchange, the IDAD Exchange Shares to be issued to the IR-Med Shareholders in accordance with this Agreement and the Tax Ruling will be duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims and Encumbrances (except for applicable securities laws), and will not be subject to any preemptive rights or similar rights and will be duly registered in the names of the IR-Med Shareholders with IDAD’s transfer agent, subject to the Tax Ruling, in the amounts set forth in Exhibit A. The IDAD Exchange Shares will entitle their holders to the same rights and obligations as all other shares of IDAD Common Stock.

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Section 2.7 Financial Statements. IDAD’s unaudited financial statements (including balance sheet and profit and loss report) for the period ended on March 31, 2020 and audited financial statements for the period ending December 31, 2019 and 2018 (collectively, the “IDAD Financial Statements”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of IDAD as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. IDAD is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. IDAD maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

Section 2.8 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, IDAD board minutes and financial and other records of whatsoever kind of IDAD have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of IDAD. IDAD maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.9 SEC and OTC Filings. IDAD is not currently subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The shares of common stock are currently eligible for quotation on the OTC Markets Group, Inc. (the “OTC”) under the symbol “IDAD” with “Pink Current Information” affixed next to its symbol. There is no action or proceeding pending or, to IDAD’s Knowledge, threatened against IDAD by the OTC or the Financial Industry Regulation Authority (“FINRA”) with respect to any intention by such entities to prohibit or terminate such quotation. All of the OTC Documents were (i) filed in a timely manner, (ii) were prepared in accordance and complied in all material respects with the requirements of the OTC and (iii), and , at the time they were filed with the OTC, none of the OTC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.10 Directors and Officers. The duly elected or appointed directors and the duly appointed officers of IDAD immediately prior to the Closing are as listed on Schedule 2.10 of the IDAD Disclosure Letter.

Section 2.11 No Subsidiaries. IDAD has no subsidiaries, or agreements of any nature to acquire any subsidiary or to acquire or lease any other business or operations. IDAD and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and IDAD has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

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Section 2.12 Absence of Undisclosed Liabilities. Except as noted in the OTC Documents or specifically disclosed in Schedule 2.12 of the IDAD Disclosure Letter: (i) IDAD has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than the professional and administrative fees to be paid prior to Closing, which are set forth in Schedule 2.12 of the IDAD Disclosure Letter; (ii) IDAD has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (iii) IDAD has not made any loan, advance or capital contribution to or investment in any person or entity; and (iv) IDAD has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business.

Section 2.13 Tax Matters.

(a) To the Knowledge of IDAD, IDAD has filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to IDAD, and all such returns are, to IDAD’s knowledge, true and correct in all material respect;

(b) To IDAD’s Knowledge, no Taxes are due as of the date hereof, except for any Taxes the non-payment of which will not have a Material Adverse Effect; and

(c) To IDAD’s Knowledge, IDAD is not presently under and has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

Section 2.14 Real Property. IDAD does not own any real property, and is not a party to any leases, subleases, claims or other real property interests.

Section 2.15 Securities Representations.

(a) IDAD is sophisticated and, together with its advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the sale of the IR-Med Shares to evaluate the merits and risks of the purchase of the IR-Med Shares and to make an informed investment decision with respect thereto.

(b) IDAD has received financial statements of IR-Med and all other documents requested by it, have carefully reviewed them and understand the information contained therein, and IDAD and its advisers, if any, prior to the execution of this Agreement, have had access to the same kind of information as would be available in a registration statement filed by IR-Med under the Securities Act.

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(c) IDAD and its advisers, if any, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of IR-Med concerning the purchase of the IR-Med Shares and the business, financial condition, results of operations of IR-Med, and all such questions have been answered to the full satisfaction of IDAD and its advisers, if any.

Section 2.16. Foreign Corrupt Practices. IDAD has not engaged in any activity, practice or conduct which would constitute an offence under the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 and rules and regulations thereunder, and no action, investigation, inquiry, charge, claim, demand or notice has been filed or commenced against it alleging any failure to comply.

Section 2.17. Broker Fees. Other than as set forth under Section 2.17 of the IDAD Disclosure Letter, IDAD has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the transactions contemplated by this Agreement.

Section 2.18 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of IDAD in connection with the transactions contemplated by this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF IR-MED

IR-Med represents and warrants to IDAD that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date, except as modified by the disclosure schedules of IR-Med attached to this Agreement (the “IR-Med Disclosure Letter”) or section 6.2.1(i) in respect of Section 3.10, arranged in sections corresponding to the paragraphs in this Section unless and to the extent that it is reasonably apparent from a reading of the disclosures that it also applies to such other paragraphs.

Section 3.1 Organization. IR-Med is a corporation duly formed under the law of the State of Israel, and has all requisite corporate power and authority to own its properties and assets, to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on its activities, business, operations, properties, assets, condition or results of operation or be material to IR Med’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

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Section 3.2 Authority; Execution and Delivery. IR-Med has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery by IR-Med of this Agreement has been, and the consummation of the transactions contemplated hereby, has been duly and validly authorized by all requisite corporate action on the part of IR-Med. This Agreement has been duly and validly executed and delivered by IR-Med. This Agreement constitutes a valid and binding obligation of IR-Med enforceable against it in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

Section 3.3 No Conflict; Consents

(a) The execution, delivery and performance of this Agreement by IR-Med, and the consummation by IR-Med of the transactions contemplated hereby, will not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under (i) any provision of the Articles of Association of IR-Med as currently in effect; (ii) any of the terms, conditions or provisions of any Material Contract, to which IR-Med is a party or by which any of its properties or assets are bound; or (iii) assuming that all consents, waivers, approvals, authorizations and other Permits have been obtained and all filings, registrations and notifications have been made any Law applicable to IR-Med or any of its properties or assets, other than, in the cases of clauses (ii) and (iii) above, where any such violations, breaches, defaults, or rights of termination or cancellation of obligations would not prevent or materially impair or delay IR-Med’s ability to consummate the transactions contemplated hereby.

(b) The lawful execution, delivery and performance of this Agreement by IR-Med, and the consummation by IR-Med of the transactions contemplated hereby, will not require any consent, waiver, approval, authorization or other Permit of, or filing or registration with or notification to, any other person or Governmental Authority, except for such consents, waivers, approvals, authorizations, Permits, filings, registrations or notifications, if any, which, if not made or obtained, would not prevent or materially impair or delay IR-Med’s ability to consummate the transactions contemplated hereby or to perform its obligations under this Agreement.

Section 3.4 Litigation. There is no Action pending or, to the Knowledge of IR-Med, currently threatened against IR-Med or any director or officer of IR-Med in such capacity, that may affect the validity of this Agreement or the right of IR-Med to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the Knowledge of IR-Med, currently threatened against IR-Med or any director or officer of IR-Med in such capacity, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to IR-Med. IR-Med is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

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Section 3.5 Capitalization of IR-Med.

(a) The registered share capital of IR-Med is 2,000,000 New Israeli Shekels divided into 200,000,000 Ordinary Shares of which 3,609,761 are issued and outstanding (assuming the exercise of all issued and outstanding convertible securities).

(b) All of the issued and outstanding shares of Ordinary Shares of IR-Med are duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of Israel and will have been issued free of pre-emptive rights of any security holder.

(c) Except as specifically specified in Schedule 3.5 (c ) in the IR-Med Disclosure Letter, there are no outstanding (i) options, subscriptions, warrants, or other rights to purchase or otherwise acquire from IR-Med any share capital of IR-Med, (ii) debt securities or instruments convertible into or exchangeable for shares of IR-Med or (iii) commitments of any kind for the issuance of additional shares of IR-Med or options, warrants or other securities of IR-Med.

Section 3.6 Shareholders of IR Med’s Ordinary Shares. IR-Med has provided IDAD a true and complete list of the holders of all issued and outstanding shares of IR-Med.

Section 3.7 Directors and Officers of IR-Med. The duly elected or appointed directors and the duly appointed officers of IR-Med immediately prior to the Closing are as set out in Schedule 3.7 to the IR-Med Disclosure Letter.

Section 3.8  Financial Statements. IR-Med has kept all books and records since inception and since the financial year 2018, such financial statements have been prepared in accordance with U.S. GAAP consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of IR-Med. As of the date of such balance sheets except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability, to its Knowledge IR-Med had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of IR-Med, in accordance with U.S. GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by U.S. GAAP.

The books and records, financial and otherwise, of IR-Med are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

Section 3.9 Financial Representations.

(a) The audited financial statements of IR-Med for the years ended December 31, 2019 and 2018 (the “IR-Med Financial Statements”) have been prepared in accordance with the books and records of IR-Med, present fairly the financial condition of IR-Med as of the date indicated and the results of operations for such period, have been prepared in accordance with U.S. GAAP and the audit and review have been prepared by Somekh Chaikin, an affiliate of KPMG Israel which is registered with the United States Public Company Accounting Oversight Board.

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(b) The financial statements of IR-Med for the quarter ended March 31, 2020 (the “IR-Med First Quarter Financial Statements”) have been prepared in accordance with the books and records of IR-Med, present fairly the financial condition of IR-Med as of the date indicated and the results of operations for such period, have been prepared in accordance with U.S. GAAP and the review has been prepared by Somekh Chaikin, an affiliate of KPMG Israel which is registered with the United States Public Company Accounting Oversight Board

(c) IR-Med has not received any advice or notification from its independent certified public accountants that IR-Med has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the IR-Med Financial Statements, IR-Med First Quarter Financial Statements or the books and records of IR-Med, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of IR-Med accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of IR-Med. IR-Med has not engaged in any transaction, maintained any bank account, or used any funds of IR-Med, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of IR-Med.

Section 3.10 Absence of Undisclosed Liabilities. As of December 31, 2019 (the “IR-Med Accounting Date”), unless set forth in Schedule 3.10 of the IR-Med Disclosure Letter and/or in the IR-Med Financial Statements, IR-Med does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $25,000 which:

(a)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to IDAD and included in the IR Med Disclosure Letter; or

(b)	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the IR-Med Accounting Date.

Section 3.11 Tax Matters.

(a) IR-Med has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to IR-Med or its subsidiaries, and all such returns are true and correct in all material respect;

(a) IR-Med has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect;

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(b) IR-Med is not to its Knowledge presently under and has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d) all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

(e ) the IR-Med Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to IR-Med or its subsidiaries for the accounting period ended on the IR-Med Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to s or for any profit earned by IR-Med on or prior to the IR-Med Accounting Date for which IR-Med is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the IR-Med Financial Statements.

Section 3.12 Subsidiaries. IR-Med does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 3.13 Reserved

Section 3.14 Reserved

Section 3.15 Personal Property. IR-Med possesses, and has good and marketable title of all property necessary for the continued operation of the business of IR-Med as presently conducted and as represented to IDAD. All material equipment, furniture, fixtures and other tangible personal property and assets owned by IR-Med is owned by IR-Med free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 3.16 Intellectual Property Assets. IR-Med owns or holds an interest (including by way of a licence) in all intellectual property assets necessary for the operation of the business of IR-Med as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(a) all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively the “Marks”);

(b) all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively the “Patents”);

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(c) all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(d) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blueprints owned, used, or licensed by IR-Med as licensee (collectively, the “Trade Secrets”).

Section 3.17 IR-Med Intellectual Property. A full list of all registered IR-Med Intellectual Property Assets is included on Schedule 3.17 of this Agreement.

Section 3.18 Material Contracts. Schedule 3.18 attached hereto lists each Material Contract to which IR Med is a party. Each Material Contract is in full force and effect, and there exists no material breach or violation of or default by IR-Med or any of its subsidiaries under any Material Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Material by IR-Med. The continuation, validity, and effectiveness each Material Contract will in no way be affected by the consummation of the Exchange Transaction or any of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract.

Section 3.19 Consultants. All consultants of IR-Med have been paid all salaries, wages, income and any other sum due and owing to them by IR-Med, as at the end of the most recent completed pay period. IR-Med is not aware of any labor conflict with any consultants that might reasonably be expected to have an IR-Med Material Adverse Effect. To the Knowledge of IR-Med, no consultant of IR-Med is in violation of any term of their contract, nondisclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with IR-Med.

Section 3.20 Real Property. IR-Med does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which IR-Med is a party or is bound is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by IR-Med pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. IR-Med has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

Section 3.21 Certain Transactions. IR-Med is not a guarantor or indemnitor of any indebtedness of any third-party, including any person, firm or corporation.

Section 3.22 No Brokers. IR-Med has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement.

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Section 3.23 Foreign Corrupt Practices Act. In connection with its business, IR-Med has not engaged in any activity, practice or conduct which would constitute an offence under the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1, et seq and rules, regulations, thereunder and no action, investigation, inquiry, charge, claim, demand or notice has been filed or commenced against it alleging any failure to comply.

Section 3.24 Completeness of Disclosure. No representation or warranty by IR-Med in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to IDAD pursuant hereto contains or will contain any intentionally untrue statement of a material fact or will omit intentionally to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF IR-MED SHAREHOLDERS

Each IR-Med Shareholder hereby, severally and not jointly, represents and warrants to IDAD with respect to itself only:

Section 4.1  Authority. The IR-Med Shareholder, if a natural person, has legal capacity, and if an Entity, has all necessary corporate power and authority to execute and deliver this Agreement to which such IR-Med Shareholder is a party, to consummate the transactions contemplated by this Agreement, and to perform such IR-Med Shareholder’s obligations under this Agreement. All action on the IR-Med Shareholder’s part required for the lawful execution and delivery of this Agreement has been taken. When executed and delivered by the IR-Med Shareholder, this Agreement will constitute a legal, valid and binding obligation of such IR-Med Shareholder, enforceable against such IR-Med Shareholder in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2  No Conflict. Neither the execution or delivery by the IR-Med Shareholder of this Agreement nor the consummation or performance by the IR-Med Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) in the case of an Entity, contravene, conflict with, or result in a violation of any provision of the organizational documents of such IR-Med Shareholder; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the IR-Med Shareholder is a party or by which the properties or assets of the IR-Med Shareholder is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which the IR-Med Shareholder, or any of the properties or assets of the IR-Med Shareholder, may be subject.

Section 4.2  Litigation. There is no pending Action against the IR-Med Shareholder that involves the IR-Med Shares held by such IR-Med Shareholder as set forth in Exhibit A hereto or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions related specifically to such IR-Med Shareholders contemplated by this Agreement and, to the Knowledge of the IR-Med Shareholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

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Section 4.4 Ownership of Shares. The IR-Med Shareholder is the record and beneficial owner of its portion of the IR-Med Shares set forth in Exhibit A hereto and shall transfer at the Closing, good and marketable title to such number of IR-Med Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5  Pre-emptive Rights. The IR-Med Shareholder has no pre-emptive rights or any other rights to acquire any shares of IR-Med that have not been waived or exercised.

Section 4.6 Shell Company Status. The IR-Med Shareholder acknowledges that IDAD is currently a “shell company” as defined by Rule 144(i) of the Securities Act and Rule 12b-2 of the 1934 Act and that consequently there is no legend removal available under Rule 144(b) of the Securities Act and IDAD will be subject to a perpetual current public information requirement under Rule 144(c) of the Securities Act for the purpose of facilitating resales thereunder.

Section 4.7 IR-Med Shareholder Bears Economic Risk. The IR-Med Shareholder has knowledge and experience in evaluating and investing in securities in companies similar to IDAD so that it is capable of evaluating the merits and risks of the Exchange Transaction and has the capacity to protect his or her own interests.

Section 4.8 Company Information. The IR-Med Shareholder has had an opportunity to discuss IDAD’s business, management and financial affairs with directors, officers and management of IDAD. Such IR-Med Shareholder has also had the opportunity to ask questions of and receive answers from the IDAD and IR-Med regarding the terms and conditions of the transactions contemplated by this Agreement.

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ARTICLE V

COVENANTS

Section 5.1 Covenants of IR-Med

(a) Conduct of Business Prior to Closing. Except as contemplated by this Agreement or as otherwise agreed in writing by the Parties, during the period from the date hereof to the Closing, IR-Med will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization. Except as otherwise expressly provided in this Agreement or in the IR-Med Disclosure Letter, as of the date of this Agreement and up to the Closing Date, without the prior written consent of IDAD, IR-Med shall not do any of the following:

(i) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights) for any purpose whatsoever, including a capital raise;

(ii) combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to IR-Med Shareholders in their capacity as such, or redeem or otherwise acquire any of its securities;

(iii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of IR-Med (other than the Share Exchange hereunder);

(iv) other than in the ordinary course of business and consistent with past practice, (A) incur or assume any long-term or short-term debt or issue any debt securities; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (C) make any loans, advances or capital contributions to, or investments in, any other person;

(v) pledge or otherwise encumber shares of capital stock of IR-Med or mortgage or pledge any of its material assets, or create or suffer to exist any material lien thereupon;

(vi) except as contemplated in this Agreement, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

(vii) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(viii) (A) other than by and through the Share Exchange, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (B) enter into any contract or agreement other than in the ordinary course of business consistent with past practice; (C) authorize any new capital expenditure or expenditures which, individually is in excess of $5,000 or, in the aggregate, are in excess of $25,000, other than in the ordinary course of business and consistent with past practice;

(ix) make any tax election or settle or compromise any income tax liability material to IR-Med;

(x) settle or compromise any pending or threatened suit, action or claim which (A) relates to the transactions contemplated hereby or (B) the settlement or compromise of which could have a Material Adverse Effect on IR-Med;

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(xi) form any subsidiary, enter into any contract, issue any dividends, hire any employees, etc.; or

(xii) take, or agree in writing or otherwise to take, any action which would make any of the representations or warranties of IR Med or the IR-Med Shareholder contained in this Agreement untrue or incorrect.

(b)  Access to Information. Between the date hereof and the Closing, in addition to the documents already provided up to the date hereof, IR-Med will give IDAD and its authorized representatives reasonable access to its facilities and its books and , will permit IDAD to make such inspections as IDAD may reasonably require and will cause its officers to furnish IDAD with such financial and operating data and other information with respect to the business and properties of itself as IDAD may from time to time reasonably request.

(c ) IR-Med will deliver to IDAD, auditor reviewed financial statement with respect to the current fiscal year to March 31, 2020, together with related balance sheets, statements of income, cash flows, and changes in shareholder’s equity for such fiscal years and interim period then ended (the “Reviewed 2020 Q1 Financial Statements”), which have been prepared in accordance with the books and records of IR-Med, present fairly the financial condition of IR-Med as of the date indicated and the results of operations for the periods presented therein and have been prepared in accordance with U.S. GAAP.

(d) By no later than September 15, 2020, IR Med shall deliver to IDAD true and complete copies of IR Med’s balance sheets for the period from April 1, 2020 to June 30, 2020, and income statements and statements of cash flows for the period from April 1, 2020 to June 30, 2020, all of which have been reviewed by Somekh Chaikin, an affiliate of KPMG Israel which is registered with the United States Public Company Accounting Oversight Board (collectively, the “Reviewed Second Quarter Financial Statements”). The Reviewed Second Quarter Financial Statements (including the notes thereto) will present fairly in all material respects the financial position and results of operations and cash flows of IR Med at the dates or for the periods set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved and in accordance with all applicable SEC rules and regulations (except as otherwise indicated therein). The Reviewed Second Quarter Financial Statements will be prepared from and in accordance with the books and records of IR Med.

(e) No Shop. From the date of the execution of this Agreement through the earlier of (i) the Closing or (ii) the 30th day following the termination of this Agreement by IR Med, neither IR-Med nor any of its directors, stockholders, officers, agents, employees or representatives will, directly or indirectly, (i) solicit, initiate or encourage any new inquiries or discussions or proposals for, (ii) continue, propose or enter into negotiations or discussions with respect to, or (iii) enter into any agreement or understanding providing for any transactions involving the subject matter hereof (or any transactions similar thereto) or which could negatively impact the Merger without the prior written consent of IDAD.

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Section 5.2 Covenants of IDAD.

(a) No Changes Prior to Closing. Except as contemplated by this Agreement or as otherwise agreed in writing by the Parties, during the period from the date hereof to the Closing, IDAD shall not do any of the following:

(i) except with respect to the Private Placement (as defined below) or as otherwise reflected in Schedule 5.2 (i) of the IDAD Disclosure Letter, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights) for any purpose whatsoever, including a capital raise;

(ii) combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to any security holders of IDAD in their capacity as such, or redeem or otherwise acquire any of its securities;

(iii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of IDAD (other than the Share Exchange hereunder);

(v) pledge or otherwise encumber any shares of IDAD capital stock;

(vi) (A) other than by and through the Share Exchange, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (B) enter into any contract, obligation, commitment or agreement other than in respect of the transactions contemplated herein; (C) authorize any new capital expenditure or expenditures other than in respect of the Transactions contemplated herein;

(vii) make any tax election or settle or compromise any income tax liability material to IDAD;

(x) settle or compromise any pending or threatened suit, action or claim which (A) relates to the transactions contemplated hereby or (B) the settlement or compromise of which could have a Material Adverse Effect on IDAD;

(xi) form any subsidiary, enter into any contract, issue any dividends, hire any employees, etc.; or

(xii) make new appointments to the board of directors of IDAD, other than as set forth in Section 6.3.1(d) herein.

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(b) Financial Statements. IDAD will deliver to IR Med audited financial statements of IDAD for the years ended December 31, 2019 and 2018 presenting fairly the financial condition of IIDAD as of the date indicated and the results of operations for such period, together with auditor reviewed financial statement with respect to the current fiscal year to June 30, 2020, which financial statement have been prepared in accordance with U.S. GAAP and the audit and review will be prepared by BF Borgers CPA PC, which is registered with the United States Public Company Accounting Oversight Board.

Section 5.3 Covenants of Both Parties

(a) Further Actions. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation of a Form 10 or S-1 registration statement (or such other similar instrument) to be filed with the SEC in connection with this Agreement (the “S-1”), and (iii) executing any additional instruments necessary to consummate the transactions contemplated hereby and to enable IR-Med to carry on its business following the Closing and to permit IR-Med to operate as a wholly owned subsidiary of IDAD following the Closing.

(b) Tax Treatment Each of IR-Med and IDAD shall use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to qualify either as a transaction described in Section 351 of the Code or as a reorganization within the meaning of Section 351 or Section 368(a) of the Code. Additionally, each of the Ruling Subjects shall take any and all reasonable actions, including executing any documents or certificates of any kind, necessary in order to obtain the tax ruling from the Israeli Tax Authority in respect of the Share Exchange (the “Tax Ruling”) and any and all reasonable actions necessary in order to comply with the terms and conditions of the Tax Ruling, including but not limited to entering into such trust agreement with the Trustee as is required under the Tax Ruling, in form and substance as shall be concluded between IR-Med and the Trustee, prior to and as a condition to the occurrence of the Closing.

(c) Third Party Consents. As soon as practicable following the date hereof, IDAD and IR-Med will each use its commercially reasonable efforts to (i) obtain any consents, waivers and approvals under any of its material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby; (give notice to and obtain consents from all other third parties and Governmental Authorities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement.

(d) Coordination of Efforts with Respect to the Private Placement. IR Med and IDAD will cooperate and coordinate all efforts with respect to approaching third party potential investors in the Private Placement and related matters.

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(e) Confidentiality. The parties have previously entered into a confidentiality agreement, the terms of which are hereby incorporated herein (the “NDA”).

ARTICLE VI

CONDITIONS TO CLOSING; DELIVERIES

Section 6.1 Closing. The consummation of the Share Exchange pursuant to Section 1.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures or at such time and place as IDAD and IR-Med shall designate (the “Closing Date”), subject to the fulfillment of the conditions to Closing as set forth hereunder.

Section 6.2 Closing Conditions of IDAD.

Section 6.2.1 Closing Deliverables. The obligation of IDAD to effect the Share Exchange shall be subject to the delivery at or prior to the Closing of the following documents (the “IR-Med Documents), unless waived by IDAD:

(a) delivery to IDAD of copies of all resolutions and/or consents and actions adopted by or on behalf of the board of directors of IR-Med evidencing approval of this Agreement and the Share Exchange contemplated hereunder;

(b) if any of the IR-Med Shareholders appointed any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement on its behalf, delivery to IDAD, a valid and binding power of attorney or equivalent appointing such person from such IR-Med Shareholder;

(c) delivery to IDAD of excerpts of IR-Med’s share register, filled in as required by this Agreement and share transfer deeds covering the IR-Med Shares held by each IR-Med Shareholder;

(d) delivery to IDAD of certified copies of the Tax Ruling authorized by the Israel Tax Authority in respect of the tax treatment to be accorded following the Share Exchange;

(e) delivery to IDAD of evidence of approval by the Israel Innovation Authority of the transactions contemplated by this Agreement;

(f) IR-Med will have delivered to IDAD the IR-Med Financial Statements, which financial statements will include audited financial statements for the fiscal years ended December 31, 2019 and 2018, prepared in accordance with U.S. GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States, and auditor reviewed financial statements to March 31, 2020. The parties acknowledge that at Closing, IDAD is required to file with the SEC the IR-Med Financial Statements, together with a pro forma IDAD financial statements as at a recent date, together with substantial information on the operations, business, management, industry and risks of IR-Med. The IR-Med Shareholders will fully cooperate in this effort to ensure timely filing

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(g) Delivery to IDAD from each IR-Med Shareholder of a Certificate of Non-U.S. Shareholder or a Certificate of U.S. Shareholder, as the case may be, transferring to IDAD title to the IR Med Shares;

(h) delivery to IDAD of any other documents or instruments, each duly executed by either IR-Med or the IR-Med Shareholders, as reasonably required to give effect to the transactions contemplated hereby;

(i) delivery of an Officer’s Financial Certificate executed by IR-Med’s Chief Executive Officer, that (i) IR-Med has not received any advice or notification from its independent certified public accountants that IR-Med has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the IR-Med Financial Statements, the Reviewed 2020 Q1 Financial Statements (collectively the “IR-Med Financials”) or the books and records of IR-Med, any properties, assets, Liabilities, revenues, or expenses; (b) the representations provided by IR-Med in Section 3.10 are restated as being are true and correct as of the date of the Reviewed 2020 Q1 Financial Statements, unless otherwise set forth in Schedule 3.10 of the IR Med Disclosure Letter and/or the IR-Med Financials and (c ) that the IR Med Closing related expenses (excluding any commissions) shall not exceed in the aggregate $250,000 (as itemized in writing and submitted to IDAD by IR Med at Closing), where legal expenses in connection with the S-1 shall include a review of the S-1 and not the preparation and drafting thereof;

(j) duly executed exercise notice in respect of PC Warrants;

(k) Each of IR-Med and the IR-Med Shareholders shall have entered into such trust agreement with the Trustee as is required under the Tax Ruling, in form and substance as shall be concluded between IR-Med and the Trustee and shall execute any documents necessary for transfer of some or all of the IDAD Exchange Shares issued to them to the Trustee as may be required by the Tax Ruling; and

(l) duly executed general releases and waivers in a form acceptable to IDAD’s counsel, from each officer and director of IR-Med, releasing each of IDAD from any claims against it arising prior to the Closing.

Section 6.2.2 Conditions to Closing. The obligation of IDAD to effect the Share Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by IDAD:

(a) each representation, warranty and covenant of IR-Med and each of the IR-Med Shareholders is true and correct at the Closing as if made on and as of the Closing and at or prior to the Closing IR-Med shall have delivered to IR-Med a certificate to that effect signed by an officer of IR-Med;

(b) Each of IR-Med and the IR-Med Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Share Exchange and at or prior to the Closing IR-Med shall have delivered to IDAD a certificate to that effect signed by an officer of IR-Med;

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(c) All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body that are required in connection with the lawful issuance of the IDAD Shares pursuant to this Agreement shall be obtained and effective as of the Closing;

(d) From the date of this Agreement through the Closing, there shall not have occurred any change, circumstance or event concerning IR-Med that has had or could be reasonably likely to have a Material Adverse Effect on IR-Med;

(e) IR-Med shall have adopted at or prior to Closing a resolution of the IR-Med Shareholders adopting amended restated Articles of Association for IR-Med;

(f) IR Med shall have entered into lock-up agreements with each of the persons listed in Exhibit B1 attached hereto, pursuant to which each of such persons shall have agreed not to sell such percentage of the number shares of IDAD Common Stock that they hold immediately following the Closing, for such periods set forth opposite their names in Exhibit B1; and

(f) The Tax Ruling shall have been issued by the Israeli Tax Authority;

(g) delivery to IDAD of the IR-Med Documents; and

(h) No temporary restraining order, preliminary or permanent injunction or other Judgment or Law of, or issued by, any court of competent jurisdiction or other Governmental Authority shall be in effect, in each case having the effect of making the Share Exchange illegal or otherwise prohibiting consummation of the Share Exchange or imposing, individually or in the aggregate, a burdensome condition (collectively, “Legal Restraints”) and (ii) no Governmental Authority shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) before any court or other Governmental Authority of competent jurisdiction seeking to temporarily or permanently enjoin, restrain or otherwise prohibit consummation of the Share Exchange or impose a Legal Restraint.

Section 6.3. Closing Conditions of IR-Med and the IR-Med Shareholders.

Section 6.3.1 Closing Deliverables. The respective obligations of IR-Med and the IR-Med Shareholders to effect the Share Exchange shall be subject to the delivery at or prior to the Closing of the following documents (the “IDAD Documents”), unless waived by IR-Med:

(a) delivery to IR-Med of copies of all resolutions and/or consents and actions adopted by or on behalf of the board of directors of IDAD evidencing approval of this Agreement and the Share Exchange contemplated hereunder;

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(b) delivery to IR-Med of all certificates and other documents required by this Agreement and a certificate of an officer of IR-Med, dated as of Closing, certifying that: each covenant and obligation of IDAD under this Agreement and any applicable Law has been complied with;

(c) IDAD shall have delivered to IR-Med a certificate executed by the Chief Executive Officer of IDAD, certifying the following: (i) consummation of a transaction by IDAD pursuant to which it has raised net proceeds of at least US$1,370,000 (and no more than US$ 4,870,000 million) from the Private Placement and (ii) IDAD has net cash reserves of no less than $1.37M at Closing; (iii) IDAD has no material Liabilities or obligations that exceed $25,000 which did not arise in the regular and ordinary course of business under any contract, commitment, lease or plan specifically disclosed in the IDAD Disclosure Letter; and (iv) that following the Private Placement, the IDAD Exchange Shares shall represent 43-59% of the issued and outstanding capital stock of IDAD on a fully-diluted basis1, which certification shall contain documentary evidence affirming the facts stated therein, reasonably satisfactory to the board of directors of IR-Med;

(d) IDAD shall have delivered to IR-Med a certificate of the Chief Executive Officer of IDAD certifying the following: (A) that IDAD has duly adopted an amended and restated certificate of incorporation (the “COI”) and Amended By-Laws (the “By-Laws”) which include provisions for (i) a staggered board; and (ii) protective provisions whereby the COI and By-Laws cannot be amended without the approval of the holders of at least 67% of the shares of IDAD’s stock voting in respect of such amendment; and (B) the conversion of and subsequent cancellation of all issued and outstanding IDAD Preferred Stock and their replacement by the issuance of new shares of IDAD Common Stock to the previous holders of the IDAD Preferred Stock, on a 1:1.5 basis;

(e) IDAD shall deliver to IR-Med the certification of the Nevada Secretary of States in respect of the amendment to IDAD’s articles of incorporation or bylaws, duly filed with the Nevada Secretary of State reflecting the conversion into IDAD Common Stock of the IDAD outstanding preferred stock;

(f) Subject to any requirements to the contrary resulting from the Tax Ruling, each of the IR-Med Shareholders shall have received from IDAD stock certificates or, in lieu thereof, book entry form confirmation, evidencing their respective beneficial ownership of the IDAD Shares;

(g) IDAD shall have entered into such trust agreement with the Trustee as is required under the Tax Ruling, in form and substance as shall be concluded between IR-Med and the Trustee and reasonably acceptable to IDAD, and shall execute any documents necessary for transfer of the IR Med Shares issued to it to the Trustee in accordance with the Tax Ruling;

1 ˜43-59% of the issued and outstanding shares of IDAD Stock, on a fully-diluted basis (and calculated on a linear scale for any amounts raised between $1.5M and 5M)

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(h) delivery to IR-Med of a Directors and Officers insurance policy with a reputable insurance agent upon terms reasonably acceptable to IR-Med;

(i) IDAD shall have executed letters of indemnification with each of Oded Bashan, Ohad Bashan and Aharon Klein, in a form reasonably acceptable to them;

(j) IDAD shall have entered into an employment or services agreement with an individual in the role of chief executive officer on terms mutually acceptable to IDAD and IR Med

(j) IDAD shall have entered into an employment or services agreement with Aharon Klein, as Chief Technology Officer of IDAD, which agreement shall include an undertaking to grant him options to purchase up to 240,026 shares of IDAD Common Stock, exercisable at a price per share of $0.32, of which 160,000 shall vest over eight consecutive fiscal quarters, beginning with the quarter ending September 30, 2020, and the remainder shall become fully vested immediately;

(k) IDAD shall have entered into lock-up agreements with each of the persons listed in Exhibit B2 attached hereto, pursuant to which each of such persons shall have agreed not to sell such percentage of the number shares of IDAD Common Stock that they hold immediately following the Closing, for such periods set forth opposite their names in Exhibit B2; and

(l) delivery to IR-Med of any other documents or instruments, each duly executed by IDAD or others as applicable, as reasonably required to give effect to the transactions contemplated hereby.

Section 6.3.2 Conditions to Closing. The obligation of IR-Med and the IR-Med Shareholders to effect the Share Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless waived by IR-Med and each of the IR-Med Shareholders:

(a) each representation, warranty and covenant of IDAD is true and correct at the Closing as if made on and as of the Closing and at or prior to the Closing IDAD shall have delivered to IR-Med a certificate to that effect signed by an officer of IDAD;

(b) IDAD shall have duly adopted the revised IDAD Bylaws in a form approved by IR-Med and IDAD and at or prior to the Closing IDAD shall have delivered to IR-Med a certificate to that effect signed by an officer of IDAD;

(d) From the date of this Agreement through the Closing, there shall not have occurred any change, circumstance or event concerning IDAD that has had or could be reasonably likely to have a Material Adverse Effect on IDAD or as a consequence of the Share Exchange, on IR-Med; and

(h) delivery to IR-Med of the IDAD Documents and any other necessary documents, each duly executed by IDAD, as required to give effect to the Transaction;

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(i) No temporary restraining order, preliminary or permanent injunction or other judgment or Law of, or issued by, any court of competent jurisdiction or other Governmental Entity shall be in effect, in each case having the effect of making the Share Exchange illegal or otherwise prohibiting consummation of the Share Exchange or imposing, individually or in the aggregate, Legal Restraint and (ii) no Governmental Authority shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) before any court or other Governmental Authority of competent jurisdiction seeking to temporarily or permanently enjoin, restrain or otherwise prohibit consummation of the Share Exchange or impose a Legal Restraint;

(j) All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body that are required in connection with this transaction and the lawful issuance of the IDAD Shares pursuant to this Agreement, including the tax ruling from the Israeli tax authorities in connection with the transaction, shall have been received shall be obtained and effective as of the Closing; and

(k) The Israeli Tax Authority shall have issued the Tax Ruling.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing contemplated hereby by:

(a) mutual agreement of IDAD and IR-Med;

(b) IDAD, if there has been a material breach by IR-Med or any of the IR-Med Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of IR-Med or the IR-Med Shareholders that is not cured, to the reasonable satisfaction of IDAD, within 30 days after notice of such breach is given by IDAD (except that no cure period will be provided for a breach by IR-Med or the IR-Med Shareholders that by its nature cannot be cured); provided that IDAD shall not be entitled to terminate the Agreement under this Section 7.1(b), if it is in breach of any material representation, warranty, covenant or agreement at such time and such breach by IDAD is not the direct result of the breach by IR Med or the IR Med Shareholders, as the case may be, of any of material representation, warranty, covenant or agreement applicable to them;

(c) IR-Med, if there has been a material breach by IDAD of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of IDAD that is not cured, to the reasonable satisfaction of IR-Med, within 30 days after notice of such breach is given by IR-Med (except that no cure period will be provided for a breach by IDAD that by its nature cannot be cured); provided that IR-Med shall not be entitled to terminate the Agreement under this Section 7.1(c), if it is in breach of any material representation, warranty, covenant or agreement at such time and such breach by IR Med is not the direct result of the breach by IDAD of any of material representation, warranty, covenant or agreement applicable to IDAD

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(d) IDAD or IR-Med, if the Transaction contemplated by this Agreement has not been consummated prior to December 15, 2020, (other than as a result of any failure on the part of terminating party to comply with or perform any covenant or obligation of such party set forth in this Agreement or in any other agreement or instrument delivered to the non-terminating party in connection with the transactions contemplated by this Agreement);

(e) IDAD or IR-Med if (i) a court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) there shall be any Law enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority that would make consummation of such transactions illegal.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in this Section, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Non-Survival of Representations and Warranties. The representations and warranties of the parties to this Agreement shall terminate upon the Closing, and only the covenants that by their terms survive the Closing shall survive the Closing.

Section 9.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, costs or fees, including without limitation the fees and expenses of any investment banks, attorneys, accountants, or other experts or advisors retained by such party.

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Section 9.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) or on the next business day after being transmitted by e-mail at the addresses set forth on the signature pages of this Agreement. If notice is sent to IR-Med or any of the IR-Med Shareholders, a copy must be provided to (which shall not constitute notice):

Yigal Arnon & Co.

Azrieli Center 1

Tel Aviv, Israel

Email: adrian@arnon.co.il

If the notice is sent to IDAD, a copy must be provided to (which shall not constitute notice)

Aboudi Legal Group PLLC

745 Fifth Avenue

New York, NY 10151

Email: david@aboudilegal.com

No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith, except for the NDA which shall continue to be in effect. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

Section 9.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

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Section 9.9 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts Tel-Aviv-Jaffa, Israel, in respect of any matter arising under this Agreement.

Section 9.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Israel without giving effect to the choice of law provisions thereof.

Section 9.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

ARTICLE X

CERTAIN DEFINITIONS

Section 10.1  Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

“Action” has the meaning ascribed in Section 2.4.

“Closing” has the meaning ascribed in Section 6.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Contract” means any written or oral contract, agreement, license, sublicense, lease, sublease, sales order, purchase order, credit agreement, indenture, mortgage, note, bond or warrant (including all amendments, supplements and modifications thereto).

“Control” means (including, with correlative meanings, “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Encumbrance” means any lien, encumbrance, encroachment, security interest, pledge, mortgage, easement, deed of trust (or similar security instrument), option, title defect, covenant, easement, conditional, installment or contingent sale or other title retention agreement or lease in the nature thereof, hypothecation or restriction on transfer of title or voting, whether imposed by agreement, understanding, Law, equity or otherwise, except for any restrictions on transfer of securities generally arising under any applicable federal or state securities Laws.

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“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any supranational, federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, court, commission, board, bureau or other authority or instrumentality, domestic or foreign (including any Gaming Authority).

“IDAD Exchange Shares” has the meaning ascribed in Section 1.1.

“Knowledge” means in the case of an individual, where such individual is actually aware of such fact or other matter after making reasonable inquiries regarding the relevant matter. In the case of IR-Med or IDAD, as applicable means where any officer, director or senior employee of that Party has actual Knowledge or should have reasonably known of such fact or other matter .

“Law” means any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Legal Restraints” has the meaning ascribed to such term in Section 6.2.

“Material Adverse Effect” means with respect to each of IDAD or IR Med, any change, event, effect, claim, circumstance or matter (each, an “Effect”) that is, or could reasonably be expected to be or to become, materially adverse to: (a) the business, financial condition, assets, capitalization, Intellectual Property, operations or results of operations of IDAD and/or IR-Med taken as a whole; (b) the ability of IDAD and/or IR-Med to consummate timely the transactions contemplated hereby other than any Effect relating to or resulting from economic conditions in general (including the economic effects of the Covid19 pandemic).

“Material Contract” means any contract, (a) by which IR-Med (i) is or may become bound in respect of any of its material assets, or (ii) is or may become bound in respect of any material obligation, or (b) relates to the acquisition or limitation of any material right or interest of IR-Med.

“OTC Documents” means all of the periodic and other reports and filings made by IDAD and available on the OTC Markets database.

“PC Warrant means warrants to purchase 59,652 ordinary shares of IR-Med granted to Zeev Pearl and/or Pearl, Cohen, Latzer, Baratz.

“Person” means and includes any domestic or foreign natural individual, partnership, corporation, limited liability company, group, association, joint stock company, trust, estate, joint venture, unincorporated organization or any other form of business or professional entity or Governmental Authority (or any department, agency or political subdivision thereof).

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“Proceeding” means any claim, action, suit, investigation, arbitration or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Private Placement” means the raise by IDAD of net proceeds of not less than $1.5 million and not more than $5 million from the sale of IDAD securities to qualified purchasers under one or more exemptions to the registration requirements of the Securities Act of 1933, as amended, provided that the amount of $130,000 representing equity investments in IR Med prior to the Closing will be included in the aforenoted dollar amount.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Exchange” has the meaning ascribed to such term in Section 1.1.

“Tax” or “Taxes” means, with respect to any Person, any U.S. federal, state, local, or foreign taxes, charges, fees, levies, imposts, duties or other assessments of a similar nature including, without limitation, any income taxes (including any tax on or based upon net income, gross income, or income as specially defined, or earnings, profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment or windfall profits taxes, alternative or add-in minimum taxes, customs duties or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority on such Person.

“Tax Authority” means any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended Tax return, claim for refund or declaration of estimated Tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

“Tax Ruling” is defined in Section 5.3 (b).

[Signature Page to Follow]

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In Witness, the undersigned have executed and delivered this Agreement as of the date first above written.

INTERNATIONAL DISPLAY ADVERTISING, INC.		IR-MED LTD.

By:	/S/ Yoram Drucker	By:	Oded Bashan
Title:	CEO	Title:	Chairman

IR-Med Shareholders:

/S/ Oded Bashan		/S/ Liat Electronics Ltd		/S/ Noam Landau		/S/ Aharon Klein
MED2BWELL LTD.		LIAT ELECTRONICS LTD.		NOAM LANDAU		AHARON KLEIN

By:	Oded Bashan	By:	David Levy	By:
Title:	Chairman	Title:	CEO	Title:

/S/ Yaniv Cohen		/S/ Alex Blunstein		/S/ Sarah Gottdenger		/S/ Jose Zajac
YANIV COHEN		ALEX BLUNSTEIN		SARAH GOTTENDENGER		JOSE ZAJAC

/S/ Joseph Schwartz		/S/ Reuven Moshe		/S/ Inbal Berqowitz		/S/ Gil Davidson
JOSEPH SCHWARTZ		FALCON UNIVERSAL CAPITAL S.A.		PEARL COHEN ZEDEK LATZER BARATZ		GIL DAVIDSON (IN TRUST FOR BEN ZEEV

		By:	Reuven Moshe	By:	Inbal Berqowitz
		Title:	Owner	Title:	CFO

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